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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
of THE GILLETTE COMPANY:

     We consent to incorporation by reference in the following registration statements of The Gillette Company and any amendments thereto (1) No. 33-9495 on Form S-8, (2) No. 2-93230 on Form S-8, (3) Nos. 33-56218 and 33-27916 on Form
S-8 which incorporate by reference therein registration statements on Form S-8 Nos. 2-90276, 2-63951 and 1-50710 and No. 2-41016 on Form S-7, (4) No. 33-54974
on Form S-3, (5) No. 33-50303 on Form S-3, (6) No. 33- 52465 on Form S-8, (7)
No. 33-53257 on Form S-8, (8) No. 33-53258 on Form S-8, (9) No. 33-55051 on Form
S-3, (10) No. 33-59125 on Form S-8, (11) No. 33-63707 on Form S-8 (12) No.
333-16735 on Form S-4, (13) No. 333-19133 on Form S-8, (14), No. 333-25533 on
Form S-8 and (15) 333-44257 on Form S-3 of our report dated January 28, 1998, relating to the consolidated balance sheet of The Gillette Company and subsidiary companies as of December 31, 1997 and 1996, consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1997 and the Valuation and Qualifying Account Schedule, which reports appear or are incorporated by reference in the December 31, 1997 Annual Report on Form 10-K of The Gillette Company.

                                            KPMG PEAT MARWICK LLP

Boston, Massachusetts
March 20, 1998

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